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                                                                     EXHIBIT 3.2


                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                               PACKAGED ICE, INC.


                                     * * *


                                   ARTICLE I

       PACKAGED ICE, INC. (the "Corporation"), pursuant to the provisions of
Article 4.07 of the Texas Business Corporation Act, hereby adopts Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by such Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provision thereof.

                                   ARTICLE II

       The Articles of Incorporation of the Corporation are amended by the Restated Articles of Incorporation as follows:

              A. All Articles, formerly numbered with roman numerals, are now numbered with numerical words spelled out in english.

              B. Article Three, which relates to the purposes for which the Corporation is organized, is simplified.

              C. Article Four is amended to increase the number of authorized common shares from 10,000,000 to 50,000,000 and to authorize the issuance of 5,000,000 shares of preferred stock with a par value of $.01 per share, and to vest the Board of Directors with the authority to establish series of unissued shares of any class.

              D. Article Six is amended to clarify the Corporation's denial of preemptive rights.

              E. Article Seven is deleted and replaced by a provision prohibiting cumulative voting for directors.

              F. Article Eight is deleted and replaced by a provision limiting a director's liability to the Corporation or the shareholders to the fullest extent permitted by law.

              G.     Article Nine is deleted and replaced with a provision
which sets forth the current registered agent and registered office.
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              H.     Article Ten is deleted and replaced with a provision which sets forth the names and addresses of the current directors of the Corporation.

              I.     Article Eleven, listing the initial directors, is deleted.

              J. Article Twelve, containing the name and address of the incorporator, is deleted.

                                  ARTICLE III

       Each such amendment made by the Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act, and such Restated Articles of Incorporation and each such amendment made by the Restated Articles of Incorporation were duly adopted by the shareholders of the Corporation on the 21st day of January, 1992.

                                   ARTICLE IV

       The number of shares outstanding was 1,460,158; the number of shares entitled to vote on the Restated Articles of Incorporation as so amended was 1,460,158; the number of shares voted for such Restated Articles as so amended was 1,429,148; and the number of shares voted against such Restated Articles as so amended was zero (0).

                                   ARTICLE V

       The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the Restated Articles of Incorporation attached hereto as Exhibit A and incorporated herein by reference which accurately copy the entire text thereof and as amended as set forth above.


       Dated this 28th day of January, 1992




                                           PACKAGED ICE, INC.



                                           BY:
                                              ----------------------------------
                                              JAMES F. STUART, President





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                                   Exhibit A


                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                               PACKAGED ICE, INC.


                                     * * *


                                   ARTICLE ONE

       The name of the Corporation is PACKAGED ICE, INC.

                                   ARTICLE TWO

       The period of its duration is perpetual.

                                  ARTICLE THREE

       The purpose for which the Corporation is organized is to transact any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

       The Corporation is authorized to issue an aggregate of 55,000,000 shares of stock, consisting of 50,000,000 shares of common stock ("Common Stock"), par value $.01 per share, and 5,000,000 shares of preferred stock ("Preferred Stock"), par value $.01 per share.

       The Board of Directors is vested with authority to establish, from time to time, series of unissued shares of any class, to determine and fix the designation and the relative rights, preferences and limitations of the shares of each series so established, and to increase or decrease the number of shares within each such series. The relative rights and preferences of shares may vary in any respect between series, but all shares of the same series shall be identical in all respects.

                                  ARTICLE FIVE

       The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.





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                                   ARTICLE SIX

       No shareholder or other person shall have the preemptive right to subscribe for or acquire shares or other securities of any kind of the Corporation.

                                  ARTICLE SEVEN

       Cumulative voting by the shareholders of the Corporation at elections of directors is expressly prohibited.

                                  ARTICLE EIGHT

       A director of the Corporation shall not be liable to the Corporation or its security holders for monetary damages for any act or omission in the director's capacity as a director. This Article does not eliminate or limit the liability of a director for (i) a breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

       This Article is intended to limit the liability of a director of the Corporation to the fullest extent permitted by law. In the event that the Texas Miscellaneous Corporation Laws Act or the Texas Business Corporation Act is amended to authorize corporate action further limiting or eliminating liability of directors, then the liability of a director of the Corporation shall be limited or eliminated to the fullest extent permitted by either of such Acts, as so amended, without any further action. The limitation of liability contained in this Article shall not be deemed exclusive of any rights or limitations of liability or indemnity to which a director may otherwise be entitled. Any repeal or modification of this Article by the shareholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE NINE

       The street address of the Corporation's registered office and the name of its initial registered agent at such address are:


                     Name                         Address
                     ----                         -------

              James F. Stuart              180 Town & Country
                                           Houston, Texas 77024





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                                  ARTICLE TEN

       The current board of directors consists of five (5) members who shall serve as directors until the next annual meeting of shareholders or until their successors are elected and qualified, and whose names and addresses are:


                     Name                         Address
                     ----                         -------

              James F. Stuart              180 Town & Country
                                           Houston, Texas 77024

              Hobert H. Joe                180 Town & Country
                                           Houston, Texas 77024

              Jack Stazo                   180 Town & Country
                                           Houston, Texas 77024

              Steven P. Rosenberg          12124 Madeleine Circle
                                           Dallas, Texas 75230

              A. J. Lewis, III             1120 E. Durango
                                           San Antonio, Texas 78210


                                      * * *


                                           PACKAGED ICE, INC.



                                           BY:
                                              ----------------------------------
                                              President





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